Exhibit 14

            Consent of Independent Registered Public Accounting Firm





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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Prospectus/Information Statement on Form N-14 of our report dated June 22, 2006 relating to the financial statements and financial highlights which appear in the April 30, 2006 Annual Report to Shareholders of Phoenix Large-Cap Growth Fund and Phoenix Strategic Growth Fund, a series of Phoenix Strategic Equity Series Fund, which are also incorporated by reference into the Prospectus/Information Statement. We also consent to the reference to us under the heading "Financial Statements and Experts" in such Prospectus/Information Statement.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 29, 2006